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                                                                       Exhibit 5

                       [KATTEN MUCHIN ZAVIS LETTERHEAD]

                               February 10, 2000



Lante Corporation
161 North Clark Street, Suite 4900
Chicago, Illinois 60601

     Re:  Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Lante Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-1, as amended (File No. 333-92373) (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the Company's public offering of up to 4,600,000 shares of its Common Stock, $0.01 par value per share (the "Common Stock"), including up to 600,000 shares of Common Stock issuable upon exercise of the Underwriters' (as defined herein) over-allotment options (the up to 4,600,000 aggregate shares to be sold by the Company being referred to herein as the "Shares"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent for, the Company. While we have relied as to matters of fact on such certificates and statements without investigation, no facts have come to our attention that cause us to believe that any of the representations contained in such certificates and statements were not accurate. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Company's Certificate of Incorporation, as amended, and the form of the proposed Amended and Restated Certificate of Incorporation of the Company, (c) the Company's Amended and Restated By-laws, (d) records of proceedings of the Board of Directors of the Company, (e) the Company's stock records, (f) the Underwriting Agreement (the "Underwriting Agreement") entered into between
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Lante Corporation
February 10, 2000
Page 2

the Company and Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Thomas Weisel Partners LLC and Friedman, Billings, Ramsey & Co., Inc., as representatives of the several underwriters to be named therein (collectively, the "Underwriters") and (g) a form of specimen certificate representing the Common Stock.

     In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, it is our opinion that when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock or registered and issued electronically through The Depository Trust Company, and such Shares are delivered to, and the Shares are paid for by, the Underwriters as contemplated by the Underwriting Agreement, the up to 4,600,000 Shares covered by the Registration Statement (including the up to 600,000 Shares issuable upon exercise of the Underwriters' over-allotment options) will be validly issued, fully paid and non-assessable.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

     We hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.

                                    Very truly yours,

                                    /s/ Katten Muchin Zavis
                                    KATTEN MUCHIN ZAVIS